Exhibit 99.1

Environmental Power Corporation Receives Notification from Nasdaq Regarding

Non-Compliance Letter Relating to Minimum Bid Price Rule Requirement

TARRYTOWN, NY, September 23, 2009 (PRNewswire via COMTEX News Network) — Environmental Power Corporation (Nasdaq: EPG) (“Environmental Power” or the “Company”) announced that on September 22, 2009, it received a letter, dated September 15, 2009, from the Nasdaq Stock Market’s Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

The notification has no immediate effect on the listing of Environmental Power’s common stock on The Nasdaq Capital Market. The Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol EPG.

The notification letter states that Environmental Power has 180 calendar days, or until March 15, 2010, to regain compliance with the minimum closing bid price requirement. It is expected that if at any time before March 15, 2010, the bid price of Environmental Power’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with Nasdaq Listing Rule 5550(a)(2). If Environmental Power is unable to regain compliance by March 15, 2010, Nasdaq will provide written notification to the Company that its common stock is subject to delisting, subject to rights of appeal or other grace periods.

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner, and operator of renewable energy production facilities. Our principal operating subsidiary, Microgy, Inc., develops and operates proven large scale, commercial anaerobic digestion based projects which produce a versatile methane-rich biogas from livestock waste and other organic sources. For more information visit the Company’s web site at: www.environmentalpower.com

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning financing, our planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding corporate and project financing and our ability to continue as a going concern, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Company Contact:

Micky Thomas, Chief Financial Officer

Environmental Power Corporation

(914) 631-1435

mthomas@environmentalpower.com

Public Relations Contact:

John Abrashkin

Ricochet Public Relations

(212) 679-3300 x121

jabrashkin@ricochetpr.com